POWER OF ATTORNEY

Known all by these presents that the undersigned, Song, Yung-Fong (Ron), having a business address of 5/F-4, No. 89, Songren Road, Xinyi District,
Taipei City 11073, hereby constitutes and appoints
Andrew M. Tucker, Esq., Kaylen Loflin, Esq. and
Alex Reilly, or any of them singly, and any other employee of Nelson Mullins Riley & Scarborough LLP
("NMRS"), as the undersigned's true and lawful attorney-in-fact for the following limited purposes:

(1) to file for and on behlaf of the undersigned the U.S. Securities and Exchange Commission (the "SEC")
Form ID Application in order to obtain EDGAR filing codes and to file Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and any and all amendments thereto and other documents in connection therewith;

2) to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID,
 Form 3, Form 4, or Form 5, any and all amendments thereto and any other documents in connection therewith;
and

3) to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, any of the undersigned's responsibilities to comply with the Securities
Exchange Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act").

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required by the 1933 Act or the 1934 Act to file ongoing disclosures with the SEC.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of October, 2021.

/s/ Song, Yung-Fong (Ron)
Song, Yung-Fong (Ron)